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Exhibit 5.1

Fulbright & Jaworski L.L.P.
865 South Figueroa Street, 29th Floor
Los Angeles, California 90017
Phone: (213) 892-9200
Fax: (213) 680-4518

May 24, 2002

F.A.O., Inc.
2520 Renaissance Boulevard
King of Prussia, Pennsylvania 19406

Ladies and Gentlemen:

        We have acted as special counsel for F.A.O., Inc., a California corporation (the "Company"), with respect to rendering this opinion in connection with the Company's filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of 2,146,583 shares of the Company's common stock, no par value (collectively, the "2001 Plan Shares"), to be offered upon the terms and subject to the conditions set forth in the Company's 2001 Stock Incentive Plan (as adopted in November 2001) (the "2001 Plan").

        We have examined (i) the Articles of Incorporation and Bylaws of the Company, each as amended to date, (ii) the 2001 Plan, and (iii) such certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed.

        In connection with this opinion, we have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

        Based upon and subject to the foregoing, we are of the opinion that the 2001 Plan Shares have been duly authorized and, when issued in accordance with the terms of the 2001 Plan, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

Very truly yours,

/s/ FULBRIGHT & JAWORSKI L.L.P.

Fulbright & Jaworski L.L.P.

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  Exhibit 5.1